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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Arena Pharmaceuticals, Inc. to be filed on October 19, 2007 for the registration of shares of its common stock and to the incorporation by reference therein of our reports dated February 28, 2007, with respect to the consolidated financial statements of Arena Pharmaceuticals, Inc., Arena Pharmaceuticals, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Arena Pharmaceuticals, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

San Diego, California
October 17, 2007

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
/s/ ERNST & YOUNG LLP